UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2005

ALLTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4996	34-0868285

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Allied Drive, Little Rock, Arkansas	72202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(501) 905-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

         ALLTEL Corporation (“Alltel”) maintains the Supplemental Executive Retirement Plan.  In contemplation of the separation of Alltel’s wireline and wireless businesses in accordance with the Distribution Agreement dated December 8, 2005, by and between Alltel and Alltel Holding Corp. (the “Distribution Agreement”), effective December 29, 2005, Alltel amended the Supplemental Executive Retirement Plan to provide that Francis X. Frantz and Jeffery R. Gardner will become vested in certain benefits under the plan upon the earliest to occur of January 1, 2007 and the date Alltel distributes all of the issued and outstanding shares of Alltel Holding Corp. common stock to Alltel’s stockholders in accordance with the Distribution Agreement. These benefits will be paid in the form of a single lump sum within 10 days of Messrs. Frantz’s and Gardner’s respective retirements from Alltel.

The foregoing description of the amendment to the Supplemental Executive Retirement Plan is qualified in its entirety by the amended plan document attached as Exhibit 10.1.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALLTEL CORPORATION

(Registrant)

By: /s/ Jeffery R. Gardner

Jeffery R. Gardner
Executive Vice President — Chief Financial Officer
(Principal Financial Officer)
January 11, 2006

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

10.1	Amendment No. 2 to the ALLTEL Corporation Supplemental Executive Retirement Plan.

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